Exhibit 10.1

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (the "Second Amendment") is made and entered into this 26th day of July, 2014, by and between SG PLAZA HOLDINGS, LLC, a Delaware limited liability company ("Landlord"), and REXAHN PHARMACEUTICALS, INC., a Delaware corporation ("Client").

WHEREAS, The Realty Associates Fund V, L.P., as landlord ("Original Landlord"), and Client entered into a Standard Office Lease and Addendum thereto ("Addendum"), both dated June 5, 2009; and Landlord, as successor in interest to Original Landlord, and Client entered into a First Amendment to Lease dated June 7, 2013 ("First Amendment") (collectively, with the Standard Office Lease and Addendum, the "Lease"), under which Client leases approximately five thousand four hundred sixty-six (5,466) rentable square feet of space known as Suite 455 (the "Current Premises") in the building located at 15245 Shady Grove Road, Rockville, Maryland 20850, and known as Shady Grove Plaza (the "Building"); and

WHEREAS, the Lease is scheduled to expire on June 30, 2019; and

WHEREAS, Landlord and Client wish, among other matters, to amend the Lease to expand the premises leased by Client in the Building, all on the terms hereinafter contained.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:

1.            Expansion Premises. Commencing on September 1, 2014 (the "Expansion Premises Commencement Date"), Landlord hereby demises and leases to Client and Client hereby leases and accepts from Landlord, for a term and upon the conditions hereinafter provided, approximately one thousand six hundred thirty-seven (1,637) rentable square feet of space on the fourth (4th) floor of the Building, known as Suite 475, outlined on the floor plan attached hereto and incorporated herein by reference as Exhibit A (the "Expansion Premises"). After the Expansion Premises Commencement Date and during the Expansion Premises Term (including the Expansion Premises Renewal Term (defined below), if applicable), any references in the Lease and this Second Amendment shall mean the Current Premises and the Expansion Premises, a total of approximately seven thousand one hundred three (7,103) rentable square feet of space.

2.            Expansion Premises Term/Option to Renew.

a.              The Expansion Premises Term shall commence on the Expansion Premises Commencement Date and shall expire on August 31, 2015.

b.              Client shall have the right to extend the term of the Lease for the Expansion Premises for one (1) additional one (1) year lease term (the "Expansion Premises Renewal Term"), provided that (i) Client has not been in default under the Lease at any time during the Expansion Premises Term; (ii) Client has not previously assigned the Lease or sublet any part or all of the Premises; (iii) Client has delivered to Landlord written notice of its intention to exercise this option, not less than six (6) full months prior to the end of the Expansion Premises Term; (iv) all lease terms for the Expansion Premises Renewal Term shall be the same as in the Lease, as amended by this Second Amendment, except that the Base Rent payable for the Expansion Premises during the Expansion Premises Renewal term shall be as set forth in Section 3 below; and (v) if Landlord and Client fail to agree as to all terms and sign an amendment to the Lease extending the Term of the Lease for the Expansion Premises as provided in this Section 2 at least 120 days prior to the end of the Expansion Premises Term, all time periods for Client herein being of the essence, then, at Landlord's option, Client's option to extend the term of this Lease for the Expansion Premises shall lapse and Client's renewal option shall be of no force and effect. The renewal option for the Expansion Premises is personal to Client and is non-transferable. Client's option to renew with respect to the Current Premises under Section 4 of the Addendum shall not apply with respect to the Expansion Premises.

3.            Base Rent Payable for Expansion Premises during Expansion Premises Term. Effective as of the Expansion Premises Commencement Date, Client shall pay to Landlord Base Rent for the Expansion Premises at the same rate as that payable for the Current Premises, namely Twenty-eight and 19/100 Dollars ($28.19) per rentable square foot of space, in legal tender, at Landlord's office, the annual sum of Forty-Six Thousand One Hundred Forty-seven and 08/100 Dollars ($46,147.08), payable in equal monthly installments of Three Thousand Eight Hundred Forty-five and 59/100 Dollars ($3,845.59), in advance, promptly on the first day of each calendar month of the Expansion Premises Term, without notice or demand, the same being hereby waived, and without any setoff, deduction, or recoupment whatsoever. In the event that Client exercises its option to renew the term of the Lease for the Expansion Premises in accordance with the provisions of Section 2.b. above, then, effective September 1, 2015, the Base Rent payable for the Expansion Premises shall be increased by two and one-half percent (2.5%) to Twenty-eight and 89/100 Dollars ($28.89) per rentable square foot of space, in legal tender, at Landlord's office, the annual sum of Forty-Seven Thousand Two Hundred Ninety-two and 96/100 Dollars ($47,292.96), payable in equal monthly installments of Three Thousand Nine Hundred Forty-one and 08/100 Dollars ($3,941.08) in accordance with the provisions of this Section 3. The Base Rent payable under this Section 3 is for the Expansion Premises only and is in addition to the Base Rent payable for the Current Premises.

4.            Operating Expenses and Real Property Taxes Payable for Expansion Premises During Expansion Premises Term. Effective as of the Expansion Premises Commencement Date and during the Expansion Premises Term (including the Expansion Premises Renewal Term, if applicable), Client shall pay to Landlord Client's Share of increased Operating Expenses and Client's Share of increased Real Property Taxes in accordance with the provisions of the Lease, as amended by the First Amendment, except that Client's Share with respect to the Expansion Premises only shall mean 0.90%.

5.            Improvements to Expansion Premises. Client agrees to accept the Expansion Premises in its then "as is" condition as of the Expansion Premises Commencement Date; provided, however, Landlord shall, at its cost, on or before the Expansion Premises Commencement Date, demise the Expansion Premises, install one (1) sink and construct one (1) door, all as reflected on Exhibit A. Section 5 of the First Amendment ("Improvements to the Premises") shall not be applicable to the Expansion Premises.

6.           Parking. As of the Expansion Premises Commencement Date and during the Expansion Premises Term (including the Expansion Premises Renewal Term, if applicable), Client shall have the right to use up to twenty-three (23) unreserved parking spaces in the parking facility at the Project (based on a ratio of 3.3 spaces per 1,000 rentable square feet in the Premises) at no expense to Client during the Expansion Premises Term (including the Expansion Premises Renewal Term, if applicable), such parking spaces to be used by Client in accordance with and subject to the provisions of Section 16 of the Lease.

7.             Brokerage. Client warrants that it has had no dealings with any broker or agent other than Studley, Inc., Client's agent, and Lincoln Property Company, Landlord's agent, in connection with the negotiation or execution of this Second Amendment, and Client agrees to indemnify Landlord against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any other broker or agent claiming the same by, through or under Client.

8.             Defined Terms. Except as otherwise expressly provided herein, all defined terms shall have the same meanings as provided in the Lease.

9.             Headings. Headings contained in this Second Amendment are for convenience only and are not substantive to the provisions of this Second Amendment.

10.         Lease Terms Ratified. Except as otherwise expressly provided herein, and unless inconsistent with the terms hereof, all other terms, conditions and covenants of the Lease are hereby ratified and confirmed, and shall apply to the Expansion Premises and Expansion Premises Term. Client certifies to Landlord that the Lease is in full force and effect, that Landlord is not in default or breach of any of Landlord's obligations under the Lease, and that Client is unaware of any condition or circumstance which, but for the passage of time or delivery of notice, would constitute a default by Landlord under the Lease.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Second Amendment by affixing their hands and seals as of the date noted above.

Client:

WITNESS/ATTEST:	REXAHN PHARMACEUTICALS, INC., a Delaware
corporation

Mark Lee	By:	/s/ RICK SONI	[SEAL]
Mark Lee		Name: RICK SONI
Title: PRESIDENT & COO

Landlord:

WITNESS/ATTEST:	SG PLAZA HOLDINGS, LLC, a Delaware limited liability company

Kim Harvey	By:	/s/ Andrew Nathan, CEO
Andrew Nathan, CEO

PARTITION LEGEND

- NEW DEMISING PARTITION
- EXISTING PARTITION
- NEW CEILING HEIGHT PARTITION WITH DOOR

KEY PLAN

N.T.S.

SHADY GROVE PLAZA 15245 SHADY GROVE ROAD ROCKVILLE, MARYLAND	NOT TO SCALE 16 JULY 2014 NOORALIAN NELSON & ASSOCIATES	SUITE 475 - REXAHN LEASE EXHIBIT